UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 21, 2016

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 21, 2016, LightPath Technologies, Inc. (the “Company”) completed its previously announced acquisition (the “Closing”) of all of the outstanding shares of common stock of ISP Optics Corporation (“ISP”) pursuant to the Stock Purchase Agreement, dated as of August 3, 2016 (the “SPA”), by and among the Company, ISP, and Joseph Menaker and Mark Lifshotz (the “ISP Stockholders”). ISP has one wholly-owned subsidiary, ISP Optics Latvia, SIA, a limited liability company formed under the laws of the Republic of Latvia (“ISP Lativa”). The Company’s entry into the SPA was previously reported on a Current Report on Form 8-K dated August 3, 2016, as filed with the Security and Exchange Commission on August 8, 2016.

The purchase price paid by LightPath was approximately $18,000,000, and was paid in a combination of cash (the “Cash Amount”) and a five-year promissory note in the aggregate principal amount of $6 million in favor of the Sellers (the “Sellers Note”). The Cash Amount was paid using the net proceeds the Company received as a result of its recent public offering of its Class A common stock and the proceeds from an acquisition term loan (the “Loan”) from Avidbank (the “Lender”) in the aggregate principal amount of $5 million.

Pursuant to the Sellers Note, during the period commencing on December 21, 2016 (the “Issue Date”) and continuing until the fifteen month anniversary of the Issue Date (the “Initial Period”), interest will accrue on only the principal amount of the Sellers Note in excess of $2,700,000 at an interest rate equal to ten percent (10%) per annum. After the Initial Period, interest will accrue on the entire unpaid principal amount of the Sellers Note from time to time outstanding, at an interest rate equal to ten percent (10%) per annum. Interest is payable semi-annually in arrears. The term of the Sellers Note is five years, and any unpaid interest and principal, together with any other amounts payable under the Sellers Note, is due and payable on the maturity date. The Company may prepay the Sellers Note in whole or in part without penalty or premium. If the Company does not pay any amount payable when due, whether at the maturity date, by acceleration, or otherwise, such overdue amount will bear interest at a rate equal to twelve (12%) per annum from the date of such non-payment until the Company pays such amount in full.

In addition, upon the occurrence of a payment default, or any other “event of default,” such as a bankruptcy event or a change of control of the Company, the entire unpaid and outstanding principal balance of the Sellers Note, together with all accrued and unpaid interest and any and all other amounts payable under the Sellers Note, will immediately be due and payable.

On December 21, 2016, the Company and ISP also entered into the Second Amended and Restated Loan and Security Agreement (the “LSA”) with the Lender for the Loan and a working capital revolving line of credit (the “Revolving Line”). The LSA amends and restates that certain Loan and Security Agreement between the Company and the Lender dated September 30, 2013, as amended and restated pursuant to that certain Amended and Restated Loan and Security Agreement dated as of December 23, 2014, and as further amended pursuant to that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 23, 2015.

The Loan is for a five-year term. Pursuant to the LSA, interest on the Loan accrues starting on December 21, 2016 and is paid monthly for the first six months of the term of the Loan. Thereafter, both principal and interest is due and payable in fifty-four (54) monthly installments. The Loan bears interest at a per annum rate equal to two percent (2.0%) above the Prime Rate; provided, however, that at no time shall the applicable rate be less than five and one-half percent (5.50%) per annum. Prepayment by the Company is permitted; however, the Company must pay a prepayment fee in an amount equal to (i) 1% of the principal amount of the Loan if prepayment occurs on or prior to December 21, 2017, or (ii) 0.75% of the principal amount of the Loan if such prepayment occurs after December 21, 2017 but on or prior to December 21, 2018, or (iii) 0.50% of the principal amount of the Loan if such prepayment occurs after December 21, 2018 but on or prior to December 21, 2019, or (iv) 0.25% of the principal amount of the Loan if such prepayment occurs after December 21, 2019 but on or prior to December 21, 2020.

Pursuant to the LSA, the Lender will, in its discretion, make loan advances under the Revolving Line to the Company up to a maximum aggregate principal amount outstanding not to exceed the lesser of (i) One Million Dollars ($1,000,000) or (ii) eighty percent (80%) (the “Maximum Advance Rate”) of the aggregate balance of the Company’s eligible accounts receivable, as determined by Lender in accordance with the LSA. The Lender may, in its discretion, elect to not make a requested advance, determine that certain accounts are not eligible accounts, change the Maximum Advance Rate or apply a lower advance rate to particular accounts and terminate the LSA.

Amounts borrowed under the Revolving Line may be repaid and re-borrowed at any time prior to December 21, 2017, at which time all amounts shall be immediately due and payable. The advances under the Revolving Line bear interest, on the outstanding daily balance, at a per annum rate equal to one percent (1%) above the Prime Rate; provided, however, that at no time shall the applicable rate be less than four and one-half percent (4.50%) per annum. Interest payments are due and payable on the last business day of each month. Payments received with respect to accounts upon which advances are made will be applied to the amounts outstanding under the LSA.

The Company’s obligations under the LSA are secured by a first priority security interest (subject to permitted liens) in cash, US inventory and accounts receivable. In addition, the Company’s wholly-owned subsidiary, Geltech, Inc. (“Geltech”) has guaranteed the Company’s obligations under the LSA.

The LSA contains customary covenants, including, but not limited to: (i) limitations on the disposition of property; (ii) limitations on changing the Company’s business or permitting a change in control; (iii) limitations on additional indebtedness or encumbrances; (iv) restrictions on distributions; and (v) limitations on certain investments.

Late payments are subject to a late fee equal to the lesser of five percent (5%) of the unpaid amount or the maximum amount permitted to be charged under applicable law. Amounts outstanding during an event of default accrue interest at a rate of five percent (5%) above the interest rate applicable immediately prior to the occurrence of the event of default. The LSA contains other customary provisions with respect to events of default, expense reimbursement, and confidentiality.

The foregoing description of the Sellers Note and LSA does not purport to be complete and is qualified in its entirety by reference to the Sellers Note, LSA, Guaranty, and Joinder Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events

On December 21, 2016, the Company issued a press release announcing the Closing. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: December 27, 2016	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Unsecured Promissory Note dated December 21, 2016 in favor of Joseph Menaker and Mark Lifshotz
10.2	Second Amended and Restated Loan and Security Agreement dated December 21, 2016 by and between LightPath Technologies, Inc. and Avidbank
10.3	Affirmation of Guarantee of Geltech, Inc.
10.4	Joinder Agreement dated December 22, 2016 by and between ISP Optics Corporation and Avidbank
99.1	Press Release dated December 21, 2016